UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, Chuck Bay retired from his position as Chief Executive Officer of Kana Software, Inc. (“KANA”) and Mr. Bay has informed KANA that he will not seek re-election as a director of KANA at the 2005 Annual Meeting of Stockholders when his current term as a director expires. KANA expects to enter into a separation agreement with Mr. Bay pursuant to which (i) Mr. Bay would agree to perform consulting services for KANA for twelve (12) months (the “Consulting Period”); (ii) Mr. Bay would receive an amount equal to his most recent base salary with KANA for his consulting services; (iii) Mr. Bay’s unvested options to purchase shares of KANA common stock would continue to vest during the Consulting Period and, at the end of the Consulting Period, all of the options that remain unvested would become fully vested; and (iv) Mr. Bay would be bound by a non-competition obligation, and would agree not to solicit KANA’s employees during the Consulting Period.

On August 25, 2005, Michael S. Fields, Chairman of KANA’s Board of Directors (the “Board”), was appointed Chief Executive Officer of KANA. Mr. Fields will receive compensation on terms to be determined by the Compensation Committee of KANA’s Board.

Item 5.02 Departure of Directors or Principal Offices; Election of Directors; Appointment of Principal Officers.

(b)	On August 25, 2005, Mr. Bay retired as KANA’s Chief Executive Officer, and Mr. Bay has informed KANA that he will not seek re-election as a director of KANA at the 2005 Annual Meeting of Stockholders, when his current term as a director expires.

(c)	On August 25, 2005, Mr. Fields, Chairman of KANA’s Board, was appointed Chief Executive Officer of KANA. Mr. Fields, 59, has served as a director of KANA since June 24, 2005, and as Chairman of the Board and acting President since July 24, 2005. Mr. Fields has been Chairman of the Board of Directors and Chief Executive Officer of The Fields Group (a management consulting firm) since May 1997. From July 1992 to July 1995, Mr. Fields served as Chairman of the Board of Directors and Chief Executive Officer of OpenVision Technologies, Inc. (a supplier of computer systems management applications for open client/server computing environments), and continued to serve as its Chairman until April 1997. Mr. Fields serves on the Board of Directors of Imation Corporation, a publicly held company, and several privately held companies. Mr. Fields will receive compensation on terms to be determined by the Compensation Committee of KANA’s Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson
John Thompson Chief Financial Officer

Date: August 30, 2005